                           COMMON STOCK PURCHASE AGREEMENT

          This COMMON STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of the 12th day of December, 1997, is by and among Excel Legacy Corporation, a Delaware corporation (the "Company"), and Gary B. Sabin, Richard B. Muir, Graham
R. Bullick, Ronald H. Sabin, David A. Lund, S. Eric Ottesen, Mark T. Burton, David DeCoursey, James Nakagawa and John Visconsi (collectively, the "Purchasers").

     1. PURCHASE AND SALE OF SHARES; CLOSING DATE. The Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, an aggregate of 9,195,224 shares of common stock, par value $.01 per share (the "Shares"), as set forth on Exhibit A hereto, for a purchase price of $2.39 per Share (the "Purchase Price"). On the Closing Date (as defined below), the Company shall deliver to each Purchaser a stock certificate registered in such Purchaser's name representing the number of Shares to be purchased by such Purchaser, as set forth on Exhibit A hereto, and such Purchaser shall concurrently pay the Company the Purchase Price therefor by delivery to the Company of (a) cash in the amount of 50% of the Purchase Price, and (b) a promissory note in substantially the form attached hereto as Exhibit B for the remaining 50% of the Purchase Price.

          The sale and purchase of the Shares shall take place at a closing (the "Closing") at the offices of Latham & Watkins, 701 "B" Street, Suite 2100, San Diego, California 92101, on the earliest practicable date as of which all of the conditions set forth in Section 4 hereof have been satisfied or duly waived (the "Closing Date").

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers and, by acceptance of the Purchase Price, reconfirms as of the Closing Date, that:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (b) The Company has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (c) The Shares have been duly and validly authorized and when sold and paid for in accordance with this Agreement will be validly issued, fully paid and nonassessable.

          (d) The Company has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except for (i) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company and, by acceptance of the Shares, reconfirms as of Closing Date, that:

          (a) The Shares to be purchased by such Purchaser are being purchased solely for such Purchaser's own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act of

1933, as amended (the "Securities Act")) that would be in violation of the securities laws of the United States or any state thereof.

          (b) Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; has previously invested in securities similar to the Shares and fully understands the limitations on transfer thereof; is able to bear the economic risk of such Purchaser's investment in the Shares and is presently able to afford the complete loss of such investment; and has been afforded access to information about the Company and the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable such Purchaser to evaluate his investment in the Shares.

          (c) Such Purchaser either (i) is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), or
(ii) has, either alone or with such Purchaser's "purchaser representative" (as such term is defined in Rule 501(h) of Regulation D under the Securities Act), such knowledge and experience in financial matters that he is capable of evaluating the merits and risks of an investment in the Shares.

          (d) This Agreement is a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except for (i) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of this Agreement and upon the availability of injunctive relief or other equitable remedies.

     4. CLOSING CONDITIONS. Each Purchaser's obligation to purchase and pay for the Shares to be purchased by such Purchaser shall be subject to the satisfaction of the following conditions on or before the Closing Date:

          (a) The Company's representations and warranties contained in Section 2 hereof shall be true at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

          (b) The Company shall have performed and complied with all agreements, covenants and conditions contained herein which are required to be performed or complied with by the Company on or before the Closing Date.

          (c) The purchase of and payment for the Shares to be purchased by such Purchaser (i) shall not be prohibited by any applicable law or governmental regulation, and (ii) shall not subject such Purchaser to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation.

          (d) Simultaneously with the sale to the Purchasers of the Shares, the Company shall have consummated the asset transfers to the Company and the distribution of the Company's common stock to the stockholders of Excel Realty Trust, Inc., substantially as described in or contemplated by the Private Placement Memorandum prepared by BancBoston Securities Inc.

          (e) The Company shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Agreement.

     5. EXPENSES. Whether or not the Shares are sold, the Company shall pay or reimburse all expenses relating to this Agreement, including but not limited to:

          (a) the cost of printing and reproducing this Agreement and any other documents contemplated hereby;

          (b) the fees and other charges of Latham & Watkins, counsel to the Company, in connection herewith;

          (c) all fees and expenses (including the fees and expenses of counsel) in connection with any registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of any jurisdictions requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

          (d) all out-of-pocket expenses of the Purchasers (including the fees and expenses of counsel) relating to any amendment, or modification of, or any waiver, or consent or preservation of rights under this Agreement and any other documents contemplated hereby; and

          (e) all other expenses, including counsel's fees, incurred by the Company in connection with the transactions contemplated by this Agreement.

     6. INDEMNIFICATION. The Company shall, without limitation as to time, indemnify the Purchasers against, and hold them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (collectively, "Losses") incurred by them pursuant to any investigation or proceeding against any one or more of the Purchasers arising out of or in connection with this Agreement (or any other document or instrument executed herewith or pursuant hereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, one or more of the Purchasers because of this Agreement or the transactions contemplated hereby, other than any Losses resulting from action on the part of the Purchasers which is finally determined in such proceeding to be wrongful and which (a) is unrelated to any wrongful act by the Company or its representatives, and (b) was not taken by any of the Purchasers in reliance upon any of the Company's warranties, covenants or promises herein or in any other documents contemplated hereby. The obligations of the Company under this
Section 6 shall survive any transfer of the Shares by the Purchasers and the termination of this Agreement.

     7. CONTRIBUTION. If the indemnification provided for in Section 6 from an indemnifying party is unavailable to any Purchasers in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such persons, shall contribute to the amount paid or payable by such persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such indemnifying parties and such persons in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 6, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not


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take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. FURTHER ACTION. During the period from the date hereof to the Closing Date, the Company shall use all reasonable efforts and take all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 2 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

     9. LEGEND. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Shares (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

     10. AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the parties hereto.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     13. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of your rights and privileges shall be enforceable to the fullest extent permitted by law.

     14. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

     THE COMPANY:        Excel Legacy Corporation


                         By:    /s/ Gary B. Sabin
                                -----------------------------------------------
                         Name:  Gary B. Sabin
                                -----------------------------------------------


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

                         Title: Chairman, President and Chief Executive Officer
                                -----------------------------------------------

     PURCHASERS:         /s/ Gary B. Sabin
                         -------------------------------------------------------
                         Gary B. Sabin


                         /s/ Richard B. Muir
                         -------------------------------------------------------
                         Richard B. Muir


                         /s/ Graham R. Bullick
                         -------------------------------------------------------
                         Graham R. Bullick


                         /s/ Ronald H. Sabin
                         -------------------------------------------------------
                         Ronald H. Sabin


                         /s/ David A. Lund
                         -------------------------------------------------------
                         David A. Lund


                         /s/ S. Eric Ottesen
                         -------------------------------------------------------
                         S. Eric Ottesen


                         /s/ Mark T. Burton
                         -------------------------------------------------------
                         Mark T. Burton


                         /s/ David DeCoursey
                         -------------------------------------------------------
                         David DeCoursey


                         /s/ James Nakagawa
                         -------------------------------------------------------
                         James Nakagawa


                         /s/ John Visconsi
                         -------------------------------------------------------
                         John Visconsi

                                      EXHIBIT A

                                 ALLOCATION OF SHARES

                 Purchaser                       Shares Purchased
                 ---------                       ----------------
                 Gary B. Sabin                       2,998,410

                 Richard B. Muir                       999,469

                 Graham R. Bullick                     999,469

                 Ronald H. Sabin                       999,469

                 David A. Lund                         999,469

                 S. Eric Ottesen                       999,469

                 Mark T. Burton                        999,469

                 David DeCoursey                       150,000

                 James Nakagawa                         25,000

                 John Visconsi                          25,000
                                                 ----------------
                   Total                             9,195,224
